UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

INC RESEARCH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600 Raleigh, North Carolina	27604-1547
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) On November 1, 2016, in connection with the resignation of Charles C. Harwood, Jr. as described in more detail under Item 5.02 of this Form 8-K, Mr. Harwood resigned from the Audit Committee of the Board of Directors (the “Board”) of INC Research Holdings, Inc. (the “Company”) effective November 4, 2016. As a result, effective November 4, 2016, the Audit Committee will be comprised of only two members, Robert W. Breckon and Richard N. Kender. The Company expects the Board to appoint a new member of the Audit Committee promptly. In the meantime, the Company is relying upon the cure period under Nasdaq Listing Rule 5605(c)(4)(B) with respect to this vacancy on the Audit Committee and the related requirement under Nasdaq Listing Rule 5605(c)(2)(A) that the Audit Committee be comprised of at least three members. The Company provided a related notice to the Nasdaq Stock Market on November 3, 2016.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Charles C. Harwood, Jr.

On November 1, 2016, Mr. Harwood notified the Board of the Company that he will resign from the Board, including the Audit Committee and Compensation Committee, effective November 4, 2016, and the Board accepted his tender of resignation. His resignation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2016	INC RESEARCH HOLDINGS, INC.

	By:	/s/ Christopher L. Gaenzle
	Name:	Christopher L. Gaenzle
	Title:	Chief Administrative Officer and General Counsel